                                                                 EXHIBIT 99.1


                          SHAMAN PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN

              (AS RESTATED AND AMENDED THROUGH FEBRUARY 14, 1997)


                                  ARTICLE ONE
                                    GENERAL


       I.        PURPOSE OF THE PLAN

                 A. This 1992 Stock Option Plan ("Plan") is intended to promote the interests of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), by providing a method whereby eligible individuals may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or its parent or subsidiary corporations).

                 B. The Plan became effective on the date on which shares of the Company's common stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the Effective Date of the Plan.

                 C. This Plan shall serve as the successor to the Company's 1990 Stock Option Plan (the "1990 Plan"), and no further option grants shall be made under the 1990 Plan from and after the Effective Date of this Plan. All options outstanding under the 1990 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

                 D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                 Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a PARENT of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a SUBSIDIARY of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     II.         STRUCTURE OF THE PLAN

                 A. Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, certain non-employee members of the Company's Board of Directors (the "Board") will at periodic intervals automatically receive special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

                 B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

     III.        ADMINISTRATION OF THE PLAN

                 A. The Discretionary Option Grant Program shall be administered by a committee ("Committee") of two (2) or more non- employee Board members appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                 B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option thereunder.





                                       2.
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                 C.       Administration of the Automatic Option Grant Program
shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

     IV.         OPTION GRANTS

                 A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

                      (i) officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

                      (ii)        non-employee members of the Board;

                      (iii) non-employee members of the board of directors of any parent or subsidiary corporation; and

                      (iv) those consultants or other independent advisors who provide valuable services to the Company (or its parent or subsidiary corporations).

                 B. The Plan Administrator shall have full authority to determine the eligible individuals who are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non- statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

       V.        STOCK SUBJECT TO THE PLAN

                 A. Shares of the Company's common stock (the "Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall





                                       3.
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not exceed 3,716,660(1) shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve includes the number of shares which remained available for issuance under the 1990 Plan as of the Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares available for future option grant under the 1990 Plan as of such Effective Date. Such share reserve also includes (i) the increase of 107,166 shares authorized by the Board in May 1992 and subsequently approved by the stockholders in August 1992, (ii) the increases of 250,000 shares and 176,166 shares authorized by the Board in November 1992 and December 1992, respectively, and subsequently approved in the aggregate by the stockholders in December 1992, (iii) the increase of 1,000,000 shares authorized by the Board in May 1993 and subsequently approved by the stockholders at the 1994 Annual Stockholders Meeting, (iv) the increase of 545,000 shares authorized by the Board in February 1995 and approved by the stockholders at the 1995 Annual Stockholders Meeting, (v) the increase of 450,000 shares authorized by the Board in January 1996 and subsequently approved by the stockholders at the 1996 Annual Stockholders Meeting, and (vi) the increase of 700,000 shares authorized by the Board on February 14, 1997, subject to stockholder approval at the 1997 Annual Meeting.

                 B. To the extent one or more outstanding options under the 1990 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan. In no event may any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 750,000 shares of Common Stock under the Plan (including the 250,000-share increase authorized by the Board in January 1996 and subsequently approved by the stockholders at the 1996 Annual Meeting and the additional 250,000-share increase authorized by the Board in February 1997, subject to stockholder approval at the 1997 Annual Meeting). For purposes of this limitation, any stock options or stock appreciation rights granted prior to December 31, 1993 shall not be taken into account.

                 C. Should one or more outstanding options under this Plan (including outstanding options under the 1990 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Company at the original exercise price per share pursuant





____________________

(1) Such share reserve gives effect to the 1-for-3 reverse stock split of the Common Stock effected in connection with the reincorporation of the Company in Delaware and the associated exchange of three (3) shares of the California corporation's common stock for one (1) share of the Delaware corporation's common stock on January 25, 1993.


                                       4.
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to the Company's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two or
Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1990 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

                 D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1990 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.





                                       5.
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                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM


       I.        TERMS AND CONDITIONS OF OPTIONS

                 Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

                 A.       Option Price.

                          (1)     The option price per share shall be fixed by
the Plan Administrator in accordance with the following provisions:

                               (i)       The option price per share of the
       Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

                               (ii)       The option price per share of the
       Common Stock subject to a non-statutory stock option shall be determined by the Plan Administrator in its sole discretion and may be less than, equal to or greater than the fair market value of such Common Stock on the grant date.

                          (2)     The option price shall become immediately due
upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                                  -        full payment in cash or check drawn
         to the Company's order;

                                  -        full payment in shares of Common
         Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);





                                       6.
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                                  -        full payment in a combination of
         shares of Common Stock of the Company held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Company's order; or

                                  -        full payment through a broker-dealer
         sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                 For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                          (3)     The fair market value per share of Common
Stock shall be determined in accordance with the following provisions:

                          - If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                          - If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.





                                       7.

                 B. Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

                 C. Limited Transferability of Options. During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, non-statutory options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                 D.       Termination of Service.

                          (1)     The following provisions shall govern the
exercise period applicable to any outstanding options held by the optionee at the time of cessation of Service or death.

                          - Should an optionee cease Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph D.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

                          - Any option held by the optionee under this Article Two and exercisable in whole or in part on the date of his/her death may be subsequently exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any exercise, however, must occur prior to the earlier of (i) the third anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.





                                       8.

                          - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                          - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the optionee is vested at the time of his/her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised.
         However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.

                          -       Should (i) the optionee's Service be
         terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be outstanding.

                 (2) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments in which the optionee would otherwise have vested had he/she continued in Service.

                 (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                 (4)      For purposes of the foregoing provisions of this
Section I.D (and for all other purposes under the Discretionary Option Grant Program):





                                       9.

                          - The optionee shall (except to the extent otherwise specifically provided in the applicable stock option or stock purchase agreement) be deemed to remain in the SERVICE of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non- employee member of the Board or an independent consultant or advisor.

                          - The optionee shall be considered to be an EMPLOYEE for so long as he or she remains in the employ of the Company or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.


                 E.       Stockholder Rights.

                          An optionee shall have no stockholder rights with
respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

                 F.       Repurchase Rights.

                 The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Company in accordance with the following provisions:

                          (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                          (b) All of the Company's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or
         (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.





                                      10.

                          (c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

     II.         INCENTIVE OPTIONS

                 The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non- statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                 A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

                 B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

                 Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.





                                      11.

     III.        CORPORATE TRANSACTIONS/CHANGES IN CONTROL

                 A.       In the event of any of the following
stockholder-approved transactions (a "Corporate Transaction") to which the Company is a party:

                               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                              (ii)         the sale, transfer or other
         disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

                             (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger, then each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                 B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                 C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option





                                      12.

immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

                 D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option is outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Company's outstanding repurchase rights under this Article
Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

                 F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

                               (i)         any person or related group of
         persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

                              (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.





                                      13.

                 H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.


     IV.         CANCELLATION AND REGRANT OF OPTIONS

                 The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the 1990 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share based on the fair market value of the Common Stock on the date of the new grant.

       V.        STOCK APPRECIATION RIGHTS

                 A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                 B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                 C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.





                                      14.

                 D. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over effected at any time when the Company's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.D. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

                 E. For purposes of Section V.D, the following definitions shall be in effect:

                          A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires directly or indirectly beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

                          The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.(3) of this Article Two, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

                 F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this
Section V shall NOT be available for subsequent option grant under the Plan.





                                      15.

     VI.         LOANS OR INSTALLMENT PAYMENTS

                 The Plan Administrator may, in its discretion, assist any optionee (including an optionee who is an officer or director of the Company) in the exercise of one or more options granted to such optionee under this Article Two, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such optionee or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral. However, the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.





                                      16.

                                 ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

       I.        ELIGIBILITY

                 The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to
(i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Plan, whether through appointment by the Board or election by the Company's stockholders, provided they have not otherwise been in the prior employ of the Company (or any parent or subsidiary corporation), and (ii) those individuals who are re-elected as non-employee Board members at one or more Annual Stockholder Meetings held after the Effective Date, whether or not such individuals are otherwise serving as non-employee Board members on the Effective Date.

     II.         TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                 A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below. Stockholder approval of this February 14, 1997 restatement at the 1997 Annual Meeting shall constitute pre-approval of each option granted under this Article Three on or after the date of that Annual Meeting and the subsequent exercise of each such option in accordance with the provisions of this Article Three.

                               (i) Each individual who first becomes a non-employee Board member on or after the Effective Date of this Plan, whether through election by the Company's stockholders or appointment by the Board shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 20,000 shares of Common Stock upon the terms and conditions of this Article Three, provided such individual has not otherwise been in the prior employ of the Company or any parent or subsidiary corporation.

                              (ii)         On the date of each Annual
         Stockholders Meeting held after February 24, 1995, each individual who is to continue to serve as a non-employee Board member and who has served in such capacity for at least six (6) months shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a non-statutory stock option to purchase, upon the terms and conditions of this Article Three, that number of shares of Common Stock determined by dividing $50,000 by the average closing selling price per share of the Common Stock for the thirty (30) trading days immediately preceding the date of such Annual Meeting. In no event, however, shall the number of shares subject to such option be greater than 7,500 or less than 5,000. There shall be no limit on the number of such annual automatic option grants any





                                      17.

         one non-employee Board member may receive over his/her continued period of Board service.

                 The number of shares subject to the automatic option grants to be made to each newly-elected or continuing non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.D of Article One.

                 B. Exercise Price. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

                 C.       Payment.

                          The exercise price shall be payable in one of the
alternative forms specified below:

                                (i) full payment in cash or check made payable to the Company's order; or

                               (ii)        full payment in shares of Common
         Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                              (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                               (iv)        full payment through a sale and
         remittance procedure pursuant to which the non-employee Board member
         (I) shall provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                 For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section I.A.(3) of Article Two. Except to the extent the sale and





                                      18.

remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

                 D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

                 E. Exercisability. Each automatic grant shall become exercisable for the option shares in a series of twenty-four (24) equal and successive monthly installments over the optionee's period of service on the Board, with the first such installment to become exercisable one (1) month after the automatic grant date. The option shall not become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

                 F. Limited Transferability of Options. Options granted under the Automatic Option Grant Program may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                 G.       Effect of Termination of Board Membership.

                          1.      Should the optionee cease to serve as a Board
member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six
(6)-month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

                          2.      Should the optionee die while serving as a
member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time





                                      19.

of the optionee's cessation of Board service, with respect to any option shares for which it was not otherwise exercisable at that time.

                          3.      In no event shall any automatic option grant
under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise under subparagraph 1 or 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic option grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.

                 H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                 I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

       III.        CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-
                   OVER

                 A.       In the event of any of the following
stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

                             (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                             (ii) the sale, transfer or disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

                             (iii)        any reverse merger in which the
       Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Immediately





                                      20.

following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                 B. In connection with any Change in Control of the Company, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                                (i)        any person or related group of
         persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

                               (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.


                 C. Upon the occurrence of a Hostile Take-Over, each option granted under this Article Three shall automatically be cancelled, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of the February 14, 1997 restatement of the Plan at the 1997 Annual Meeting shall constitute pre-approval of each option granted on or after the date of that Annual Meeting with such an automatic cancellation provision and the subsequent cancellation of that option





                                      21.

in accordance with such provision. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

                 D. For purposes of this Section III, the following definitions shall be in effect:

                          A HOSTILE TAKE-OVER shall be deemed to occur in the
event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

                          The TAKE-OVER PRICE per share shall be deemed to be
equal to the greater of (a) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.(3) of Article Two, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over.

                 E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

                 F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.





                                      22.

                                  ARTICLE FOUR
                                 MISCELLANEOUS

       I.        AMENDMENT OF THE PLAN AND AWARDS

                 The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the Company's stockholders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     II.         TAX WITHHOLDING

                 The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

                 The Plan Administrator may, in its discretion and in accordance with the provisions of this Section II of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b- 3), provide any or all holders of non-statutory options under the Plan (other than the automatic grants made pursuant to Article Three of the Plan) with the right to use shares of the Company's Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options (the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

                 1. Stock Withholding: The holder of the non-statutory option may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option, a portion of such shares with an aggregate fair market value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the option holder.

                 2. Stock Delivery: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option with the election to deliver, at the time the non-statutory option is exercised, one or more shares of Common Stock already held by such individual with an aggregate fair market value equal to the percentage of the Taxes incurred in connection with such option exercise (not to exceed one hundred percent (100%)) designated by the option holder.





                                      23.

     III.        EFFECTIVE DATE AND TERM OF PLAN

                 A. The Plan first became effective on the Effective Date and serves as the successor to the Company's 1990 Stock Option Plan. No further option grants shall be made under the 1990 Plan from and after the Effective Date.

                 B. On May 26, 1993, the Board amended the Plan to increase the number of shares issuable thereunder by 1,000,000 shares. The 1,000,000-share increase was approved by the Company's stockholders at the 1994 Annual Stockholders Meeting. On March 28, 1994, the Board further amended the Plan to impose a limitation on the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights.

                 C. On February 24, 1995, the Board amended the Plan to increase the number of shares of Common Stock issuable thereunder by 545,000 shares. The 545,000-share increase was approved by the Company's stockholders at the 1995 Annual Stockholders Meeting.

                 D. On February 24, 1995, the Board further amended the Plan to increase the number of shares of Common Stock for which automatic option grants are to be made to continuing non-employee Board members on the date of each Annual Stockholders Meeting held after February 24, 1995. The amendment was approved by the Company's stockholders at the 1995 Annual Stockholders Meeting.

                 E. On August 21, 1995, the Board amended the Plan to extend the eligibility provisions of the Discretionary Option Grant Program to all non-employee Board members other than those at the time serving on the Committee acting as the Plan Administrator. The amendment was approved by the Company's stockholders at the 1996 Annual Stockholders Meeting.

                 F. In January 1996, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 450,000 shares and (ii) increased the maximum number of shares for which any one individual may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan by an additional 250,000 shares of Common Stock. The amendment was approved by the Company's stockholders at the 1996 Annual Stockholders Meeting.

                 G. On February 14, 1997, the Board adopted a series of amendments to the Plan (the "1997 Amendments") which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 700,000 shares, (ii) increased the limit on the maximum number of shares of the Company's common stock for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Plan from 500,000 shares to 750,000 shares, (iii) rendered the non-employee





                                      24.

Board members who serve as Plan Administrator eligible to receive option grants under the Discretionary Option Grant Program, (iv) allowed unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Plan, (v) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of non-statutory stock options and the elimination of the six
(6)-month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Amendments are subject to stockholder approval at the 1997 Annual Meeting. If such stockholder approval is not obtained, then any options granted on the basis of the 700,000-share increase which forms part of the 1997 Amendments will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further option grants or stock issuances will be made on the basis of such share increase. The 250,00-share increase to the limitation on the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan after December 31, 1993 will not be implemented, and any options granted on the basis of that increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options. In addition, non-employee Board members will not be eligible to participate in the Discretionary Option Grant Program while serving as the Plan Administrator, and any unvested shares repurchased by the Company at the option exercise price paid per share will not be added back to the share reserve for reissuance. However, the Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Plan in effect prior to the 1997 Amendments, until the available reserve of Common Stock as last approved by the stockholders has been issued.

                 H. Each option issued and outstanding under the 1990 Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

                 I. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the 1990 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1990 Plan.





                                      25.

                 J. The option acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the 1990 Plan on the Effective Date of this Plan but which do not otherwise provide for such acceleration.

                 K. The Plan shall terminate upon the earlier of (i) December 31, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

                 L. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares available for issuance under the Plan.

     IV.         USE OF PROCEEDS

                 Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

       V.        REGULATORY APPROVALS

                 The implementation of the Plan, the granting of any option thereunder and the issuance of stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the stock issued pursuant to it.

     VI.         NO EMPLOYMENT/SERVICE RIGHTS

                 Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.





                                      26.
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   VIII.         MISCELLANEOUS PROVISIONS

                 A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

                 B. The provisions of the Plan relating to the vesting and termination of outstanding options shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

                 C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.





                                      27.

                                   EXHIBIT A

                      NON-STATUTORY STOCK OPTION AGREEMENT

                         AUTOMATIC OPTION GRANT PROGRAM